Exhibit 4.8

ADDENDUM NO. 6
TO A CHARTER ANCILLARY AGREEMENT DATED 1ST JANUARY, 2004

This addendum no. 6 (the "Addendum No. 6") to the charter ancillary agreement between the parties hereto dated 1 January 2004 as amended by an addendum no. 1 thereto dated 15 June 2004, an addendum no. 2 thereto dated 3 February 2005, an addendum no. 3 thereto dated 4 April 2005, an addendum no. 4 thereto dated 9 March 2006 and an addendum no. 5 thereto dated 21 August 2007 (together, the "Agreement"), is entered into on this 22 March 2010 by and between:

(1)	SHIP FINANCE INTERNATIONAL LIMITED (the "Company");

(2)	THE VESSEL OWNING SUBSIDIARIES LISTED IN SCHEDULE A HERETO (the "Owners");

(3)	FRONTLINE LTD. ("Frontline"); and

(4)	FRONTLINE SHIPPING LIMITED (the "Charterer").

(each a "Party” and together the "Parties".)

WHEREAS:

(A)
The Parties are parties to the Agreement, setting forth, inter alia, the terms of certain arrangements supporting and securing the Charterer's ability to pay charter hire under separate charterparties between the Charterer and each of the Owners.

(B)	Under the terms of the Agreement, the Charterer has established a Charter Service Reserve (as more specifically defined in the Agreement).

(C)
The Parties have subsequently agreed to make certain changes to the Agreement and the Performance Guarantee, notably by reducing the Minimum Reserve (and thus allowing the Charterer to return funds to Frontline), expanding Frontline's obligations under the Performance Guarantee to include a guarantee for the Charterer's obligations to pay Charter Hire and reducing Frontline's obligations under the Performance Guarantee by removing Frontline Management's obligations under the Management Agreements and the Administrative Service Agreement from the guaranteed obligations.

(D)	This Addendum No. 6 is entered into in order to document the changes to the Agreement.

1.	DEFINITIONS

Terms and expressions defined in the Agreement shall have the same meaning in this Addendum No. 6, unless otherwise explicitly stated herein.

2.	AMENDMENTS

The Parties agree to the following amendments to the Agreement:

(a)	Definition of "Cash Deposit"

A new definition of "Cash Deposit" shall be inserted in Clause 1.1, reading:

"Cash Deposit" means a deposit of Cash and/or Cash Equivalents in an amount at least equal to the applicable Minimum Reserve, to be deposited by the Charterer into accounts to be held with any of the financial institutions listed in Schedule B hereto and which shall be blocked from withdrawals by the Charterer.

(b)	Definition of "Cash Equivalents"

The definition of "Cash Equivalents" shall be deleted and replaced with the following:

"Cash Equivalents" means (a) time deposits and/or (b) other money market instruments with any of the financial institutions listed in Schedule 1 hereto as counterparty and debtor thereunder.

(c)	"Charter Service Reserve”

The definition of "Charter Service Reserve" and any references to it therein shall be deleted.

(d)	Definition of "Event of Default"

Paragraph (d) of the definition of "Event of Default" shall be deleted and replaced with the following:

"(d) the failure of the Charterer at any time to maintain Cash and/or Cash Equivalents as part of the Cash Deposit in an amount at least equal to the applicable Minimum Reserve."

(e)	Definition of "Minimum Reserve"

The definition of "Minimum Reserve" shall be deleted and replaced with the following:

"Minimum Reserve" means US$52,000,000 (provided, however, that the Minimum Reserve shall be reduced by an amount equal to US$2,000,000 upon the termination of any Charter other than by reason of default by the Charterer under the Agreement or the Charters).

(f)	Definition of "Performance Guarantee"

The definition of "Performance Guarantee" in the Agreement shall be deleted and replaced with the following:

"Performance Guarantee" means the performance guarantee issued by Frontline in favor of the Company and the Owners on 1st January 2004, as subsequently amended by an amendment no. 1 thereto dated 3rd February 2005, an amendment no. 2 thereto dated 4 April 2005 and an amendment no. 3 dated 22 March, 2010.

(g)	Changes to the sixth Recital to the Agreement

The words "(other than the payment of charter hire)" and "and the obligations of Frontline Management under the Management Agreements and the Administrative Services Agreement" in the sixth Recital shall be deleted, so that this provision shall read:

"WHEREAS, pursuant to the Performance Guarantee, Frontline has agreed to guarantee the performance of the obligations of the Charterer under the Charters and this Agreement;"

(h)	Changes to Section 2.1 (Charter Service Reserve)

The heading of Section 2.1 shall be amended to read "(Cash Deposit") and Section 2.1 shall be deleted and replaced by the following:

"The Charterer shall at any time hold the Cash Deposit in an amount at least equal to the applicable Minimum Reserve and the Cash Deposit shall be blocked for withdrawals by the Charterer."

(i)	Changes to Section 2.2 (Negative covenants of the Charterer)

Sub-clause (i) of Section 2.2 shall be deleted and replaced by the following:

"(i) declare or make any dividend or distribution of any kind whatsoever to its shareholders (including through a buyback, redemption or repurchase of its securities) or loan, repay or make any other payment in respect of Indebtedness of the Charterer or any affiliate thereof (other than the Company and the Subsidiaries) unless (i) the Charterer is then in compliance with all its obligations under the Charters and this Agreement and (ii) the Charterer, after giving effect to the declaration or repayment of any such dividend or distribution or the disbursement of any such loan or payment in respect of such Indebtedness, continues to be in compliance with all its obligations under the Charters and this Agreement;"

The following new sub-clauses (l) and (m) shall be added to Section 2.2 (Negative covenants of the Charterer):

"(l) fail at any time to comply with all laws to which it may be subject if failure so to comply will materially impair its ability to perform its obligations under this Agreement or the Charters;

(m) fail at any time to comply with all national, international and state laws, rules, regulations, treaties and conventions applicable to the Vessels, pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of oil and other pollutants and actual or threatened emissions, spills, releases or discharges of oil and other pollutants."

(j)	Changes to Section 2.3 (Covenants of Frontline)

The following new sub-clauses (c) and (d) shall be added to in Section 2.3 (Covenants of Frontline):

"(c) Frontline shall remain listed on a well known and reputable stock exchange acceptable to the Company; and

(d) Frontline shall comply with all laws to which it may be subject if failure so to comply will materially impair its or the Charterer's ability to perform its obligations under this Agreement, the Charters and/or the Performance Guarantee, as applicable."

(k)	Changes to Section 2.4 (Financial Statements and Other Information)

“Charter Service Reserve” shall be replaced by “Cash Deposit” in item (1) of sub-clause (a) of Section 2.4.

The following shall be deleted from sub-clause (a) of Section 2.4:

"(2) sets forth in reasonable detail all payments into and from the Charter Service Reserve during such month"

Sub-clauses (b) and (c) of Section 2.4 shall be deleted in their entirety.

At the end of Section 2.4 (Financial Statements and Other Information) of the Agreement, the following provision be inserted:

"Frontline hereby covenants and undertakes that it will deliver to the Company:

(a)	as soon as the same becomes available, but in any event within 180 days after the end of each financial year, Frontline's audited financial statements for that financial year;

(b)	as soon as the same becomes available, but in any event within 60 days after the end of each financial quarter, Frontline’s unaudited quarterly financial statements;

(c)	all public documents dispatched by Frontline to the New York Stock Exchange and/or the Oslo Stock Exchange as soon as possible after they are dispatched;

(d)	promptly, such further information regarding any of Frontline's or the Charterer's financial condition, business and operations as the Company and/or its lenders may reasonably request."

(l)	Changes to Section 2.5 of the Agreement

The following shall be inserted at the end of Section 2.5 (Earnings Account) of the Agreement: ", to be held with Nordea Bank Norge ASA or such other bank as the Company's and/or the Owners' lenders may reasonably require.", so that this provision shall read:

"2.5 Earnings Account. The Charterer shall cause all of its revenues to be deposited into an earnings account (the "Earnings Account"), to be held with Nordea Bank Norge ASA or such other bank as the Company's and/or the Owners' lenders may reasonably require."

(m)	Changes to Article III of the Agreement

Article III (Deferral of Charter Payments) shall be deleted in its entirety, including Sections 3.1 and 3.2.

(n)	Changes to Section 4.3 of the Agreement

Sub-clauses (b), (c) and (d) of Section 4.3 (Delivery of Bonus Payment) shall be deleted in their entirety.

(o)	Changes to Section 5.1 of the Agreement

Section 5.1 (Collateral) of the Agreement be deleted and replaced by the following:

"5.1. Collateral. The Charterer, the Company and Frontline covenant and agree that the Charterer's obligations under this Agreement and the Charters shall be secured by first priority fixed and/or floating charges, as applicable, over all of the undertaking and all of the assets and rights (including the Earnings Account and the Cash Deposit) of the Charterer whatsoever and wheresoever both present and future and all outstanding capital stock of the Charterer (collectively, the "Security Interests"). The Charterer and Frontline agree that they shall execute such documents and do such things as may reasonably be required by the Company's lenders in order to give full effect to their covenants in this Section 5.1."

3.	ADDENDUM NO. 5

The Parties hereto refer to addendum no. 5 to the Agreement, dated 21 August 2007 (the “Addendum No. 5”). By mistake, the Addendum No. 5 was referred to as the third addendum to the Agreement upon execution. The Parties hereto agree that the Addendum No. 5 shall hereinafter be referred to as the fifth addendum to the Agreement.

4.	MISCELLEANEOUS

The Parties hereto agree that the provisions of the Agreement as amended by this Addendum No. 6 shall be identical to those in existence prior to the execution of this Addendum No. 6 save insofar as the same have been amended hereby, and that all references in the Agreement to the term "this Agreement" shall be deemed to be references to the Agreement as confirmed and amended hereby and references to "the Agreement", "hereof", "hereunder", "herein" and kindred expressions shall be construed accordingly.

The Parties agree that this Addendum No. 6 shall be governed by the laws of England and Wales and that any disputes arising hereunder shall be subject to the same dispute resolution mechanism as provided for under Section 8.3 of the Agreement.

This Addendum No. 6 shall become effective on the date of the Parties' signature hereof.

IN WITNESS WHEREOF the duly authorized representatives of the Parties hereto have caused this Addendum No. 6 to be executed on the day and year first above written.

For and on behalf of SHIP FINANCE INTERNATIONAL LIMITED ________________________________ Signature ________________________________ Name with block letters	For and on behalf of FRONTLINE LTD. ________________________________ Signature ________________________________ Name with block letters

For and on behalf of
FRONT PRIDE SHIPPING INC.
FRONT SPLENDOUR SHIPPING INC.
FRONT GLORY SHIPPING INC.
FRONT ARDENNE INC.
BOLZANO PRIVATE LIMITED
FRONT BRABANT INC.
GOLDEN SEAWAY CORP.
GOLDEN FJORD CORP.
GOLDEN ESTUARY CORP.
FRONT OPALIA INC.
GOLDEN TIDE CORP.
FRONT SCILLA INC.
ARIAKE TRANSPORT CORPORATION
FRONT STRATUS INC.
FRONT SAGA INC.
FRONT SERENADE INC.
FRONT FALCON CORP.
HITACHI HULL 4983 LTD.
FRONT LAPAN PRIVATE LIMITED
TRANSCORP PTE LTD
BONFIELD SHIPPING LIMITED
FRONT SEMBILAN PRIVATE LIMITED
KATONG INVESTMENTS LIMITED
ASPINALL PTE LTD
RETTIE PTE LTD
BLIZANA PTE LTD

________________________________
Signature

________________________________
Name with block letters
For and on behalf of FRONTLINE SHIPPING LIMITED ________________________________ Signature ________________________________ Name with block letters

Schedule A

Front Pride Shipping Inc.
Front Splendour Shipping Inc.
Front Glory Shipping Inc.
Front Ardenne Inc.
Bolzano Private Limited
Front Brabant Inc.
Golden Seaway Corp.
Golden Fjord Corp.
Golden Estuary Corp.
Front Opalia Inc.
Golden Tide Corp.
Front Scilla Inc.
Ariake Transport Corporation
Front Stratus Inc.
Front Saga Inc.
Front Serenade Inc.
Front Falcon Corp.
Hitachi Hull 4983 Ltd.
Front Lapan Private Limited
Transcorp Pte Ltd
Bonfield Shipping Limited
Front Sembilan Private Limited
Katong Investments Limited
Aspinall Pte Ltd
Rettie Pte Ltd
Blizana Pte Ltd

Schedule B

Financial institutions with which Cash Deposit may be placed
Nordea Bank Norge ASA Middelthuns gate 17 P.O. Box 1166 Sentrum NO-0107 Oslo Norway Att: Peder Simonsen Email: peder.simonsen@nordea.com Fax: +47 22 48 54 87

Crédit Agricole CIB
9 quai du President Paul Doumer
92920 Paris La Defense
France
Att: Loan Administration – Shipping / Sylvie Godet
Fax:    +33 1 41 89 19 34

Copy to:

Credit Agricole CIB
Ruseløkkvn. 6
P.O. Box 1675 Vika
N-0120 Oslo
Norway
Att:     Tobias Gilje
Email: tobias.gilje@ca-cib.com
Fax:    +47 22 01 06 51

Fortis Bank (Nederland) N.V. Olav V's gate 5 N-0161 Oslo Norway Att: Bjørn Flaate / Kari Trondsen Email: bjorn.flaate@fortisbank.no / kt@fortisbank.no Fax: +47 23 11 49 40

ING Bank N.V. Location AMP D06.039 P.O. Box 1800 1000 BV Amsterdam the Netherlands Att: Remco Steger Email: remco.steger@ingbank.com Fax: +31 20 5658210

Skandinaviska Enskilda Banken AB (publ) Filipstad Brygge 1 N-0123 Oslo Norway Att: Johan Rasmussen Email: johan.rasmussen@seb.no Fax: +4722827131

Scotiabank Europe Plc Scotioa House 33 Finsbury Square London EC2A 1BB UK Att: David Sparkes Email: david_sparkes@scotiacapital.com Fax: +44 207 826 5987

BNP Paribas
BNP Paribas Oslo Branch
P.B. 106 Sentrum
0154 Oslo
Norway
Att: Pierre De Fontenay / Evariste Beau
Email: pierre.defontenay@bnpparibas.com / evariste.beau@bnpparibas.com
Fax: +47 22 82 95 76

Citibank N.A. London
Tordenskioldsgate 8-10
0160 Oslo
Norway
Att: Frithiof Wilhelmsen
Email: frithiof.wilhelmsen@citi.com
Fax: +47 22 00 96 22

Copy to:

33 Canada Square
Canary Wharf
London E14 5LB
UK
Att: Simon Booth
Email: simon.booth@citi.com
Fax: +44 (0) 20 7098 4327

Fokus Bank - Norwegian Branch of Danske Bank A/S P.O. Box 1170 Sentrum N-0107 Oslo Norway Att: Tom Erik Vågen / Anne-Gry Kessel Email: tv@fokus.no / annebj@fokus.no Fax: + 47 85 40 79 69

ITF International Transport Finance Suisse AG Wasserverkstrasse 12 CH.8006 Zurich Switzerland Att: Mr. Alexander Schaffert Email: alexander.schaffert@itf-suisse.com Fax: +41 44 3656 214

Lloyds TSB Bank Plc
33 Old Borad Street
London
Att: Piragash Sivanesan , David Sumner, Tony Stevens
Email: Piragash.Sivanesan@lloydsbanking.com, David.sumner@lloydsbanking.com, Tony.Stevens@lloydsbanking.com
Fax: +44 20 7158 3273

NIBC Bank N.V. Carnegieplein 4 2517 KJ The Hague The Netherlands Att: Jan-Willem Schellingerhout Email:jan-willem.schellingerhout@nibc.com Fax: +31 (0) 70 342 5577

Swedbank AB (publ)
Marine Finance, E 721
Regeringsgatan 13SE-105 34 Stockholm
Sweden
Att: Dagobert Billstein / Karin Nilsson
Email: dagobert.billsten@swedbank.se / karin.nilsson@swedbank.se
Fax: +46 8 723 71 50